EXCHANGE AGREEMENT


        THIS EXCHANGE AGREEMENT (the "Agreement") is made this 23rd day of December, 1999 by and between The Hartcourt Companies Inc., a Utah corporation ("Hartcourt") and GoCall Inc., a Delaware corporation ("GoCall")

        WHEREAS, GoCall and Hartcourt wish to form a strategic alliance for the development of certain common interests of the two corporations, including but not limited to the development of GoCall's internet related development-stage businesses and software; and

        WHEREAS, Hartcourt and GoCall wish to effect the proposed strategic alliance by exchanging shares of the two respective corporations' common stock.

        IN CONSIDERATION of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Hartcourt and GoCall agree as follows:

1.      EXCHANGE

        On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, GoCall agrees to exchange One Million (l,000,000) shares of its Convertible Preferred Stock (par value @ $5.00) stock (the GoCall Shares") exercisable to 10 shares of GoCall Common Stock (Restricted under Rule 144 for 12 months) for each share of Convertible Preferred Shares so exchanged for all of the shares as set forth in Schedule "A" attached hereto and made a part hereof ("Hartcourt Shares").

2.      CLOSING

        A. CLOSING DATE. The closing of the exchange contemplated by this Agreement (the "Closing") shall occur upon the transfer of the GoCall Shares to Hartcourt (the Transfer Date"), on December 29, 1999 at 4:00 PM of that day at the offices of Hartcourt. At the Closing, Hartcourt shall deliver its consideration to GoCall and GoCall shall deliver its consideration to Hartcourt in a simultaneous transaction. Notwithstanding the date of Closing, the Effective Date shall be December 29, 1999.

3.      REPRESENTATIONS AND WARRANTIES OF GOCALL

        GoCall hereby represents and warrants to Hartcourt that:

        A. ORGANIZATION. GoCall is a corporation validly existing and in good standing under the laws of Delaware with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of

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             laws of Delaware. with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of GoCall, including but not limited to Board of Director Resolutions ratifying this transaction and that this Agreement has been duly executed and delivered by GoCall and constitutes a binding and enforceable obligation of GoCall. On Closing, a single five (5) member Board of Directors shall be formed having three (3) members appointed by Hartcourt and two (2) members appointed by GoCall.

        B. THIRD PARTY CONSENT. No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by GoCall in connection with the execution, delivery or performance of this Agreement, or if required, GoCall has or will obtain same prior to Closing;

        C. LITIGATION. GoCall is not a defendant or a plaintiff against whom a claim has been made or reduced to judgement in any litigation or proceedings before any local, state or U.S. foreign government, or any department, board, body or agency thereof, which could result in a claim against the GoCall Shares or any of GoCall's assets;

        D. STATUS OF GOCALL SHARES. The GoCall Shares will be validly issued by GoCall and it shall deliver same to Hartcourt at Closing, as well as resolutions of GoCall's Board of Directors wherein GoCall agrees not to issue or demand a "stop transfer" be put into effect or against any of the GoCall Shares, or otherwise attempt to restrict the transfer or exchange of the GoCall Shares issued to Hartcourt hereunder. Further. GoCall represents that it has not created any option, security interest or encumbrance upon the GoCall Shares that would give rise to any claims by third parties or otherwise conflict with or preclude the exchange as contemplated herein; and

        E. AUTHORITY. This Agreement has been duly executed by GoCall, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which GoCall is a party or to which the GoCall Shares may be subject.

4.      REPRESENTATIONS AND WARRANTIES OF HARTCOURT

        Hartcourt hereby represents and warrants to GoCall that:

        A. ORGANIZATION. Hartcourt is a corporation validly existing and in good standing under the laws of Utah with the power and authority to carry on its business now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of Hartcourt. This Agreement has been duly executed and delivered by Hartcourt and constitutes a binding, and enforceable obligation of Hartcourt;

        B. THIRD PARTY CONSENT. No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Hartcourt in connection with the execution, delivery or performance of this Agreement, or if required, GoCall has or will obtain same prior to Closing;

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        C.   LITIGATION. Hartcourt is not a defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement in any litigation or proceedings before any local, state U.S. or foreign government, or any department, board, body or agency thereof, which could result in a claim against Hartcourt enacting this transaction.

        D. STATUS OF HARTCOURT OWNED SHARES. The Shares constituting Hartcourt's consideration Schedule "A" annexed hereto and incorporated herein by reference will be validly endorsed by Hartcourt or released to GoCall by written authorization duly executed by Hartcourt which it shall deliver to GoCall at Closing. Further, Hartcourt represents that it has not created any option, security interest or encumbrance upon the Shares that would give rise to any claims by third parties or otherwise conflict with or preclude the exchange as contemplated herein; and Hartcourt has never been an affiliate of any of the companies in Schedule "A."

        E. AUTHORITY. This Agreement has been duly executed by Hartcourt, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Hartcourt is a party or to which the Hartcourt Shares may be subject.

5.      CONDITIONS PRECEDENT TO OBLIGATIONS OF HARTCOURT AND GOCALL

        All obligations of Hartcourt and GoCall under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

        A. TRANSFER AND DELIVERY OF THE SECURITIES. Hartcourt shall have endorsed or assigned or delivered the Shares to GoCall and GoCall shall have issued and delivered the GoCall Shares to Hartcourt pursuant to this Agreement.

        B. ACCEPTANCE OF DOCUMENTS. All instruments and documents delivered to the parties hereto, pursuant to the provisions of this Agreement, and the terms and conditions of the agreement(s) shall be satisfactory to Hartcourt and GoCall.

6.      AVAILABILITY OF INFORMATION

        Hartcourt and GoCall each represent that, by virtue of their respective business activities and economic bargaining power or otherwise, they have been able to conduct their own due diligence and have had access to or have been furnished with, prior to or concurrently with the execution hereof, the information which they consider to be adequate to make a decision to exchange the GoCall Shares for the Hartcourt owned Shares.

7.      PRIVATE TRANSACTION

        A. PRIVATE OFFERING. GoCall and Hartcourt each understand that the exchange contemplated herein constitutes a private, arms-length transaction between the parties without the use or reliance upon a distribution or securities underwriter.

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        B.   PURCHASE FOR OWN ACCOUNT. Neither GoCall nor Hartcourt are
             underwriters of, or dealers in, the respective securities to be exchanged hereunder, and neither party is acting as such or participating pursuant to a contractual agreement, in the distribution of such securities.

        C. INVESTMENT RISK. Hartcourt and GoCall acknowledge the exchange contemplated by this Agreement may involve a high degree of financial risk, including the risk that one or both parties may lose its entire investment.

        D. ACCESS TO INFORMATION. GoCall and Hartcourt and their advisors each have been afforded the opportunity to discuss the transaction contemplated herein with legal and accounting professionals, and to examine and evaluate the financial impact of such exchange.

        E. This Agreement has been duly executed by Hartcourt, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Hartcourt is a party or to which the Hartcourt Shares may be subject.

8.      TERMINATION

        This Agreement may be terminated at anytime prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which, in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

9.      MISCELLANEOUS

        A. AUTHORITY. The officers of Hartcourt and GoCalI executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

        B. NOTICES. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

             To GoCall Inc.      GoCall Inc.
                                 15 Queen Street East
                                 Cambridge, Ontario, Canada N3C 2A7
                                 Telephone: (519) 651-2121
                                 Facsimile: (519) 651-0457

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             To Hartcourt:       The Hartcourt Companies Inc.
                                 1196 E. Willow St.
                                 Long Beach, CA 90806
                                 Telephone: (562) 426-9796
                                 Facsimile: (562) 426-8896

             or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

        C. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

        D. SEVERABILITY. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

        E. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity on assignor s heirs, executors, administrators and successors.

        F. APPLICABLE LAW. This Agreement bas been negotiated and is being contracted for in the State of California, and it shall be governed by the laws of California, County of Los Angeles, notwithstanding any conflict-of-law provision to the contrary.

        G.   LITIGATION. If any legal action or other preceding
             (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

        H. NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

        I. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

        J. FURTHER ASSURANCES. At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the securities being exchanged pursuant to this Agreement, or otherwise to carry out the intent and purposes of this Agreement.

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        K.   BROKER'S OR FINDER'S FEE: EXPENSES. GoCall and Hartcourt each warrant that they have not incurred any liability, contingent or otherwise, for brokers' or finders fees or commissions relating to this Agreement for which the other party shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring same.

        L. AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

        M. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        N. FACSIMILE. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

        O. ANNOUNCEMENTS. Except as required by law, no announcements shall be made by either party with respect to the receipt or acceptance of this agreement, or the transaction proposed herein without the prior written permission of the other.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


"GoCall"                                           "Hartcourt"
GoCall, Inc.                                       The Hartcourt Companies, Inc.
By:                                                By:

/s/ Michael Ruge                                   /s/ Alan V. Phan
-------------------------                          -------------------------
Michael Ruge, CEO                                  Alan V. Phan, Chairman

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                                  SCHEDULE "A"


1.      2,850,000 Common Stock Shares in Dega Technology, Inc.,
        symbol: DEGA     500000 Restricted, Balance without legend

2.      2,400,000 Preferred Shares in NuOasis Resorts, Inc.
        symbol: NUOA     Without legend

3.      1,500,000 Common Stock Shares in Oasis Resorts International Inc.
        symbol: OAIS     Without legend

4.      192,000 Common Stock Shares in Electronic Components & Systems, Inc
        symbol: ECSX     Without legend


AS TO ALL OF THE ABOVE SHARES, HARTCOURT REPRESENTS AND WARRANTS THAT IT IS RELYING UPON THE REPRESENTATIONS OF ITS PREDECESSOR IN TITLE CONCERNING "LEGENDS" AND IT CANNOT ITSELF CONFIRM THIS INFORMATION NOR IS IT HEREIN REPRESENTING AS TO THE TRUTH OR VALIDITY OF SUCH CLAIMS.